Exhibit 3.1

ARTICLES OF INCORPORATION

OF

NTS MERGER CORPORATION

I.

 The name of this corporation is:

NTS MERGER CORPORATION

II.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

The name and address in the State of California of this corporation’s initial agent for service of process is:

Mr. Lloyd Blonder
24007 Ventura Blvd.
Calabasas, California 91503

IV.

This corporation is authorized to issue only one class of shares; and the total number of shares which this corporation is authorized to issue is twenty million (20,000,000).

V.

The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI.

This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) to the fullest extent permissible under California law.

VII.

Any repeal or modification of the provisions of Articles V or VI or this Article VII by the shareholders of the corporation shall not adversely affect any right or protection of a director or agent of this corporation existing at the time of such repeal or modification.

Dated: May 29, 1996.
/s/ James J. Slaby
James J. Slaby, Incorporator

AGREEMENT  AND  PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”), is entered into as of January 28, 1997, between NATIONAL TECHNICAL SYSTEMS, INC., a Delaware corporation (“NTS Delaware”), and NTS MERGER CORPORATION, a California corporation (“NTS California”). NTS Delaware and NTS California are sometimes referred to herein as the “Constituent Corporations.”

The authorized capital stock of NTS Delaware consists of 20,000,000 shares of Common Stock, par value, $.01 per share. The authorized capital stock of NTS California consists of 20,000,000 shares of Common Stock, without par value.

The directors of the Constituent Corporations deem it advisable and to the advantage of these corporations that NTS Delaware merge with and into NTS California upon the terms and conditions contained herein.

It is intended that the merger described in this Merger Agreement shall constitute a tax free reorganization within the meaning of section 368(a)(l)(F) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the parties hereby adopt the plan of merger encompassed by this Merger Agreement and hereby agree that NTS Delaware shall merge into NTS California as herein provided.

SECTION 1.

TERMS AND CONDITIONS

1.1   Merger. Subject to compliance with all applicable laws and to the terms and conditions of this Merger Agreement, NTS Delaware shall be merged with and into NTS California, and NTS California shall be the surviving corporation (the “Surviving Corporation”), effective as of the date when this Merger Agreement is filed with the Secretary of State of the State of California (the “Effective Date”).

1.2   Succession. On the Effective Date, NTS California shall succeed to all of the rights, privileges, powers and property, including, without limitation, all rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description, of NTS Delaware. All corporate acts,  plans, policies,  agreements,  arrangements, approvals and authorizations of NTS Delaware, its stockholders, Board of Directors, officers and agents which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of NTS California and shall be as effective and binding thereon as the same were with respect to NTS Delaware.

1.3   Stock of NTS Delaware and NTS California. Upon the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their shareholders, each share of Common Stock of NTS Delaware issued and outstanding immediately prior to the Effective Date shall be changed and converted into and become one fully paid and nonassessable share of the Common Stock of NTS California. There will be no shares of capital stock of NTS California issued and outstanding immediately prior to the Effective Date.

1.4   Stock Certificates.  On and after the Effective Date, all of the outstanding certificates that prior to that time represented shares of the Common Stock of NTS Delaware shall be deemed for all purposes to evidence ownership of and to represent the shares of NTS California into which the shares of NTS Delaware represented by such certificates have been converted as herein provided and shall be so registered on the books and records of NTS California or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to NTS California or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other discributions upon the shares of NTS California evidenced by such outstanding certificate as provided above.

SECTION 2.

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1   Articles of Incorporation and Bylaws.   The Articles of Incorporation and Bylaws of NTS California as in effect immediately prior to the Effective Date shall remain the Articles of Incorporation and Bylaws of the Surviving Corporation after the Effective Date, except that Article I shall be amended to read as follows:

“The name of this corporation is National Technical Systems, Inc.”

2.2   Directors and Officers.   The directors and officers of NTS California immediately prior to the Effective Date shall remain the directors and officers of the Surviving Corporation after the Effective Date until such time as successors are duly elected in accordance with the Bylaws of the Surviving Corporation and any applicable laws.

SECTION 3.

MISCELLANEOUS

3.1   Further Assurances.  From time to time, as and when required by NTS California or by its successors and assigns, there shall be executed and delivered on behalf of NTS Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate and necessary in order to vest, perfect or confirm, of record or otherwise, in NTS California the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of NTS Delaware and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of NTS California are fully authorized in the name and on behalf of NTS Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

3.2   Amendment. At any time before the Effective Date, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of NTS California and NTS Delaware to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement, except that any material changes shall be approved by the shareholders.

3.3   Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the merger may be abandoned by the Board of Directors of either NTS Delaware or NTS California, notwithstanding the approval of this Merger Agreement by the stockholders of NTS Delaware, or the consummation of the merger may be deferred for a reasonable period if, in either case, in the opinion of the Board of Directors of either NTS Delaware or NTS California, such action would be in the best interests of such corporation, including, without limitation, the failure by the Constituent Corporations to obtain (i) any and all consents or approvals from any governmental agency having jurisdiction and other third parties that are required for the lawful consummation of the merger and (ii) the approval by the requisite vote of the stockholders of NTS Delaware in accordance with Delaware law.

3.4   Governing Law. This Merger Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors of NTS Delaware and NTS California, is hereby executed on behalf of each said corporation.

NATIONAL TECHNICAL SYSTEMS, INC., a Delaware corporation

By	/s/ Jack Lin
Jack Lin
President

By	/s/ Harold Lipchik
Harold Lipchik
Secretary

NTS MERGER CORPORATION, a California corporation

By	/s/ Jack Lin
Jack Lin
President

By	/s/ Harold Lipchik
Harold Lipchik
Secretary

OFFICERS’ CERTIFICATE
OF

NATIONAL TECHNICAL SYSTEMS, INC.

Jack Lin and Harold Lipchik certify that:

1.    They are the President and Secretary of National Technical Systems, Inc., a Delaware corporation.

2.    That the Agreement and Plan of Merger in the form attached hereto was approved by the board of directors and shareholders of the corporation.

3.    The total number of outstanding shares of each class of the corporation entitled to vote on the merger is as follows:

Class	Total Number of Shares Entitled to Vote

Common Shares	6,702,990

4.    The total number of votes approving the merger was 4,385,401 shares voting for the merger representing 65.4% of the shares entitled to vote, said vote exceeded the required vote which was a majority of the outstanding shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

/s/ Jack Lin
Jack Lin, President

/s/ Harold Lipchik
Harold Lipchik, Secretary

6

OFFICERS’ CERTIFICATE
OF

NTS MERGER CORPORATION

Jack Lin and Harold Lipchik certify that:

1.   They  are  the  President  and  Secretary, respectively,  of  NTS  Merger  Corporation,  a  California corporation.

2.   The Agreement and Plan of Merger in the form attached was duly approved by the board of directors of the corporation.

3.   There  are  no  outstanding  shares  of  the corporation.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

/s/ Jack Lin
Jack Lin, President

/s/ Harold Lipchik
Harold Lipchik, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
NATIONAL TECHNICAL SYSTEMS, INC.

Jack Lin and Harold Lipchik certify that:

1.	They are the president and secretary, respectively, of National Technical Systems, Inc., a California corporation.

2.	The Articles of Incorporation of this corporation are hereby amended by adding there to Article VIII which shall read as follows:

VIII.
“No holder of any class of stock of this corporation shall be entitled to cumulate votes at any election of directors of this corporation.”

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.
The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 6,974,347. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Date: June 29, 1998

/s/ Jack Lin
Jack Lin, President

/s/ Harold Lipchik
Harold Lipchik, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
 NATIONAL TECHNICAL SYSTEMS, INC.

William McGinnis and Andrea Korfin certify that:

1.	They are the president and secretary, respectively, of National Technical Systems, Inc., a California corporation.

2.	Article IV of the Articles of Incorporation of this corporation is hereby amended in its entirety to read as follows:

“The number of authorized shares of this corporation is 22,000,000 shares, 20,000,000 shares of which shall be Common Stock, and 2,000,000 shares of which shall be Preferred Stock.

Authority is vested in the Board of Directors to divide any or all of the authorized shares of Preferred stock into series and, within the limitations provided by law, to fix and determine the designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights of each such series, including but not limited to the right to fix and determine the designation of and the number of shares issuable in each such series and any and all such other provisions as may be fixed or determined by the Board of Directors of the corporation pursuant to California law.”

3.	The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4.
The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 8,628,811. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 27, 2003

/s/ William McGinnis
William McGinnis, President

/s/ Andrea Korfin
Andrea Korfin, Secretary